Poly Shield Technologies Inc. OTCQB: SHPR

FOR IMMEDIATE RELEASE April 17, 2014

Poly Shield Technologies Inc., Enters Into a Purchase and Services Agreement with a Cruise Line Company for the Purchase and Installation of the DSOX-15 Pre-Combustion Fuel Purification System.

Fort Lauderdale, Florida, April 17, 2014 - Poly Shield Technologies Inc. (the “Company”), (OTCQB: SHPR) announces that it has entered into a purchase and services agreement with a cruise line company for the purchase and installation of the Company’s DSOX-15 Pre-Combustion Fuel Purification System (the “DSOX-15 System”) on one of the cruise line company’s vessels. In addition, the Company has agreed to provide the cruise line company with an option to purchase up to 10 additional DSOX-15 Systems.

Rasmus Norling, the Company’s Chairman and Chief Technical Officer stated: “This third installation agreement, and second in the cruise line industry, is further evidence of the demand for our DSOX-15 System.”

Please refer to the Form 8-K filed on April 17, 2014 for additional information regarding the transaction.

Poly Shield Technologies Inc., will continue updating the public on all of its technology developments as they progress through installation and testing to certification.

About Poly Shield Technologies Inc.:

Poly Shield Technologies Inc., develops and markets environmental, pollution emissions, energy saving, corrosion and durability solutions to a worldwide market.

Poly Shield Technologies Inc.'s proprietary DSOX-15 Fuel Purification System is a cost-effective technology designed to remove sulfur from fuel in an effort to meet the upcoming sulfur emissions regulations due to take effect in 2015. The technology is currently aimed at the maritime industry which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. The technology has a worldwide application that is not limited to the maritime industry.

On behalf of the Board of Directors, Brad Eckenweiler, CEO

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Poly Shield Technologies Inc.'s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Poly Shield Technologies Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Poly Shield Technologies Inc.

For further information about Poly Shield Technologies Inc. please visit the company's website at http://www.Polyshieldtechnologies.com or phone us at 800-648-4287